Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of Pentair plc, an entity organized under the laws of Ireland, hereby constitute and appoint John L. Stauch and Karla C. Robertson, or either of them, his/her attorney-in-fact and agent, with full power of substitution, for the purpose of signing on his/her behalf as a director of Pentair plc the Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission within the next sixty days, and to file the same, with all exhibits thereto and other supporting documents, with the Commission, granting unto such attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Date: February 22, 2022

Signature	Title

/s/ Mona Abutaleb Stephenson	Director
Mona Abutaleb Stephenson

/s/ Melissa Barra	Director
Melissa Barra

/s/ Glynis A. Bryan	Director
Glynis A. Bryan

/s/ T. Michael Glenn	Director
T. Michael Glenn

/s/ Theodore L. Harris	Director
Theodore L. Harris

/s/ David A. Jones	Director
David A. Jones

/s/ Gregory E. Knight	Director
Gregory E. Knight

/s/ Michael T. Speetzen	Director
Michael T. Speetzen

/s/ Billie I. Williamson	Director
Billie I. Williamson